1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Acquires
Pocatello East Medical Office Building in Idaho

POCATELLO, Idaho (Aug. 2, 2010) – Grubb & Ellis Healthcare REIT II, Inc. today announced that it has acquired a 98.75 percent interest in Pocatello East Medical Office Building, a four-story, 76,000-square-foot, Class A multi-tenant facility in Pocatello. The acquisition closed on July 27.

Located at 777 Hospital Way, Pocatello East Medical Office Building is attached to the 250-bed Portneuf Medical Center, the only acute care facility within 50 miles. A significant renovation and expansion project is currently underway that will add an additional 300,000 square feet to the medical center in mid-2011.

“We believe the acquisition of Pocatello East Medical Office Building is a home run for Grubb & Ellis Healthcare REIT II,” said Danny Prosky, president and chief operating officer. “It is physically attached to the region’s largest medical center, (which is expanding), it is only three years old, and it is fully leased through 2018, providing the REIT with steady and accretive income that supports our stockholder distribution.”

Built in 2007, the property is 100 percent leased to Health Services, LLC and Pocatello Hospital, LLC. Both tenants are signed to long-term leases through 2018 and 2019, respectively.

Philip J. Camp and Laca Wong Hammond of Shattuck Hammond Partners represented the seller, an unaffiliated third party, in the transaction. Grubb & Ellis Healthcare REIT II financed the acquisition using cash proceeds received from its offering and $5,000,000 in borrowings under its line of credit with Bank of America, N.A.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Grubb & Ellis is one of the largest and most respected commercial real estate services and investment companies in the world. Grubb & Ellis Company’s 6,000 professionals in more than 100 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded real estate investment trusts (REITs), mutual funds, separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.

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This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the success of Pocatello East Medical Office Building, its occupancy, whether its proximity to Portneuf Medical Center is beneficial, and whether the acquisition of Pocatello East Medical Office Building will be accretive and its ability to support our stockholder distribution. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of Pocatello East Medical Office Building and its tenants; uncertainties relating to the financial strength of Portneuf Medical Center and the local economy of the city of Pocatello; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

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